UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                        Under Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) January 30, 2003

                     DAVIDSON DIVERSIFIED REAL ESTATE II, L.P.
               (Exact name of registrant as specified in its charter)


            Delaware                  0-14483                 62-1207077
      (State or other jurisdiction  (Commission            (I.R.S. Employer
           of incorporation)        File Number)        Identification Number)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)

                                 (864) 239-1000
                         (Registrant's telephone number)


                                       N/A
           (Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.

The Registrant sold one of its investment properties, Lafontenay I & II Apartments located in Louisville, Kentucky, on January 30, 2003. Lafontenay I & II Apartments was sold to Lafontenay Apartments, LLC, an unrelated party, for $9,700,000. Connor & Murphy, Ltd., an Ohio limited liability company, also an unrelated party, assigned the purchase agreement to Lafontenay Apartments, LLC. The sale price was determined based on the fair market value of the investment property.

Item 7.     Financial Statements and Exhibits

(b) Pro forma financial information.

The  required  pro  forma  financial   information   will  be  provided  in  the
Registrant's annual report on Form 10-KSB for the year ended December 31, 2002.

(c)   Exhibits

10.4 Purchase and Sale Contract between Registrant and Connor & Murphy, Ltd., an Ohio limited liability company, effective November 26, 2002, for the sale of Lafontenay I & II Apartments.

10.5 Assignment and Assumption of Sale Contract between Connor & Murphy, Ltd., an Ohio limited liability company, and Lafontenay Apartments, LLC, an Ohio limited liability company, dated January 22, 2003.



Schedules and supplemental materials to the exhibits filed herewith have been omitted but will be provided to the Securities and Exchange Commission upon request.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              DAVIDSON DIVERSIFIED REAL ESTATE II, L.P.

                              By:  Davidson Diversified Properties, Inc.
                                   Its Managing General Partner

                             By:   /s/Patrick J. Foye
                                   Patrick J. Foye
                                   Vice President

                             Date: February 14, 2003

                                                                    EXHIBIT 10.4



                           PURCHASE AND SALE CONTRACT

                                     BETWEEN



                              LA FONTENAY, L.L.C.,

                  a South Carolina limited liability company





                                    AS SELLER





                                       AND



                              CONNOR & MURPHY LTD.,

                        an Ohio limited liability company





                                  AS PURCHASER

                                TABLE OF CONTENTS

                           PURCHASE AND SALE CONTRACT

      THIS PURCHASE AND SALE CONTRACT ("Purchase Contract" or the "Agreement") is entered into as of the 26th day of November, 2002 (the "Effective Date") by and between LA FONTENAY, L.L.C., a South Carolina limited liability company, having a principal address at 2000 South Colorado Boulevard, Tower Two, Suite 2-1000, Denver, Colorado 80222 ("Seller") and CONNOR & MURPHY LTD., an Ohio limited liability company, having a principal address at 1255 East Alex-Bell Road, Centerville, Ohio 45459 ("Purchaser").

      NOW, THEREFORE WITNESSETH: That for and in consideration of mutual covenants and agreements hereinafter set forth, Seller and Purchaser hereby agree as follows:

                                    RECITALS

      R-1. Seller holds legal title to the real estate located in Jefferson County, Kentucky, as more particularly described in Exhibit A attached hereto and made a part hereof. Improvements have been constructed on the property described in this Recital.

      R-2. Purchaser desires to purchase and Seller has agreed to sell such land, improvements and certain associated property, defined below as the "Property" on the terms and conditions set forth below, (which terms and conditions shall control in the event of any conflict with these Recitals), such that on the Closing Date (as hereinafter defined) the Property will be conveyed by special warranty deed to Purchaser.

      R-3. Purchaser has agreed to pay to Seller the Purchase Price for the Property, and Seller has agreed to sell the Property to Purchaser, on the terms and conditions set forth below.

      R-4. Purchaser intends to make investigations regarding the Property, and Purchaser's intended uses of each of the Property as Purchaser deems necessary and desirable.
ARTICLE 1
                                  DEFINED TERMS
1.1 Unless otherwise defined herein, terms with initial capital letters in this Purchase Contract shall have the meanings set forth in this ARTICLE 1 below.
1.1.1  "Business  Day" means any day other than a Saturday  or Sunday or Federal holiday or legal holiday in the State of Kentucky. 1.1.2 "Closing" means the consummation of the purchase and sale and related transactions contemplated by this Purchase Contract in accordance with the terms and conditions of this Purchase Contract.
1.1.3 "Closing Date" means the date on which date the Closing of the conveyance of the Property is required to be held under the terms and conditions of this Purchase Contract and on which date full payment of the Purchase Price for the Property shall have been paid to and received by Seller in immediately available U.S. funds.
1.1.4 "Excluded Permits" means those Permits which, under applicable law, are nontransferable and such other Permits as may be designated as Excluded Permits on Exhibit 1.1.4, if any, attached hereto.
1.1.5 Intentionally Omitted.
1.1.6 "Fixtures and Tangible Personal Property" means all fixtures, furniture, furnishings, fittings, equipment, machinery, computers (to the extent located on the Property and owned by Seller), fax machines (to the extent located on the Property and owned by Seller), copiers (to the extent located on the Property and owned by Seller), apparatus, appliances and other articles of tangible personal property now located on the Land or in the Improvements as of the date of this Purchase Contract and used or usable in connection with any present or future occupation or operation of all or any part of the Property. The term "Fixtures and Tangible Personal Property" does not include (i) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased, by Seller, or (ii) any computer hardware and software furnished to Seller by Buyers Access, (iii) any AIMCO Benchmark Series Books, (iv) any "Connect: Remote Horizon" software, (v) property owned or leased by Tenants and guests, employees or other persons furnishing goods or services to the Property, or (vi) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property or (vii) the property and equipment, if any, expressly identified in Exhibit 1.1.6.
1.1.7 "Improvements" means all buildings and improvements, located on the Land taken "as is". 1.1.8 "Land" means all of those certain tracts of land located in the State of Kentucky, commonly known as LaFontenay Apartments (described on Exhibit A attached hereto), and all rights, privileges and appurtenances pertaining thereto.
1.1.9 "Lease(s)" means the interest of Seller in and to all leases, subleases and other occupancy agreements, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Effective Date for the applicable Property. 1.1.10 "Miscellaneous Property Assets" means all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, excluding, however, (i) receivables for which the income was earned entirely by the Seller through the Closing Date, (ii) Property Contracts, (iii) Leases, (iv) Permits, (v) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (vi) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (vii) utility and similar deposits, which are not deposits paid by tenants pursuant to Leases, or (viii) insurance or other prepaid items, except prepaid rent by tenants under the Leases, or (ix) Seller's proprietary books and records, except to the extent that Seller receives a credit on the closing statement for any such item, or (x) all accounts payable and other liabilities associated with the Property not expressly assumed in writing by Purchaser under the terms of this Agreement. The term "Miscellaneous Property Assets shall also include the following, but only to the extent owned by Seller and in Seller's possession: site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, tenant data sheets, landscape plans and other plans or studies of any kind, if any, which relate to the Land and or the Improvements or the Fixtures and Tangible Personal Property. The term "Miscellaneous Property Assets" shall also include all of Seller's rights, if any, in and to the name "LAFONTENAY APARTMENTS." 1.1.11 "Permits" means all licenses and permits granted by governmental authorities having jurisdiction over the Property in respect of the matter to which the applicable license or permit applies and owned by Seller and used in or relating to the ownership, occupancy or operation of the Property or any part thereof not subject to a Lease. 1.1.12 "Permitted Exceptions" means those exceptions or conditions permitted to encumber the title to the Property in accordance with the provisions of Section 6.1. 1.1.13 "Property" means the Land and Improvements and all rights of Seller relating to the Land and the Improvements, including without limitation, any rights, title and interest of Seller, if any, in and to (i) any strips and gores adjacent to the Land and any land lying in the bed of any street, road, or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof; (ii) any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street or highway; (iii) all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Property; together with all Fixtures and Tangible Personal Property, the right, if any and only to the extent transferable, of Seller in and to Property Contracts and Leases, Permits other than Excluded Permits and the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation. 1.1.14 "Property Contracts" means all purchase orders, maintenance, service, or utility contracts and similar contracts, which relate to the ownership, maintenance, construction or repair and/or operation of the Property and which are not cancelable on 30 days' or shorter Notice, except Leases. 1.1.15 "Purchase Contract" means this Purchase and Sale Contract by and between Seller and Purchaser. 1.1.16 "Purchase Price" means the total consideration to be paid by Purchaser to Seller for the purchase of the Property. 1.1.17 "Survey" shall have the meaning ascribed thereto in Section
6.7. 1.1.18 "Tenant" means any person or entity entitled to occupy any portion of the Property under a Lease. 1.1.19 "Title Commitment" or "Title Commitments" shall have the meaning ascribed thereto in Section 6.1. 1.1.20 "Title Insurer" shall have the meaning set forth in Section 6.1. ARTICLE 2
                          PURCHASE AND SALE OF PROPERTY
2.1 Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, in accordance with the terms and conditions set forth in this Purchase Contract.
ARTICLE 3
                            PURCHASE PRICE & DEPOSIT
3.1 The total purchase price ("Purchase Price") for the Property shall be Nine Million Seven Hundred Thousand and No/100 Dollars ($9,700,000.00), which shall be paid by Purchaser, as follows:
3.1.1 Within three (3) Business Days of the date hereof, Purchaser shall deliver to FIDELITY NATIONAL TITLE INSURANCE COMPANY ("Escrow Agent" or the "Title Insurer"), via wire transfer, a deposit in the sum of Two Hundred Thousand and No/100 Dollars ($200,000.00), in cash, (such sum together with any interest earned thereon with Escrow Agent being hereinafter referred to and held as the "Deposit"). Purchaser shall also deliver a quitclaim deed to the Escrow Agent in the form attached as Exhibit 3.1.1. Purchaser and Seller each approve the form of Escrow Agreement attached as Exhibit B. 3.1.2 Intentionally Omitted.
3.1.3 The Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms hereof. Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase agreements as Escrow Agent, in its discretion, deems suitable, (provided that Escrow Agent shall invest the Deposit as directed by Purchaser should Purchaser in its sole discretion determine to issue such investment instructions to the Escrow Agent) and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit, as set forth below. If upon the later of the expiration of the Environmental/Termite Feasibility Deadline (as hereinafter defined) or the Survey Review Deadline (as hereinafter defined), Purchaser has not terminated this Purchase Contract pursuant to the provisions set forth in Section 6.7 and
Section 6.8 hereof, respectively, then the Deposit shall become non-refundable, other than upon Seller's default hereunder in failing to satisfy any condition to Closing or as set forth in Section 6.6 of this Purchase Contract.
3.1.4 If the sale of the Property is closed by the date fixed therefor (or any extension date provided for herein), monies held as the Deposit shall be applied to the Purchase Price on the Closing Date. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations, the Deposit shall be returned and refunded to Purchaser, and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under Section 5.3. 3.1.5 If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Seller, Purchaser shall be entitled to the remedies set forth in ARTICLE 12 hereof. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Purchaser, the Deposit shall be forfeited by Purchaser and the sum thereof shall be delivered to Seller forthwith as liquidated damages for the lost opportunity costs and transaction expenses incurred by Seller, as more fully set forth in ARTICLE 12 below.
                                    ARTICLE 4
                                    FINANCING
4.1 Purchaser shall assume full responsibility to expeditiously and diligently initiate and pursue all steps necessary with its best efforts to assume that certain loan on the Property in the original principal amount of $7,325,000.00 (the "Existing Loan") made by Patrician Financial Company Limited Partnership, a Massachusetts limited partnership, as subsequently assigned to Federal National Mortgage Association ("Lender"). Purchaser acknowledges that assumption of the Existing Loan requires that Purchaser satisfy certain requirements as set forth in the loan documents for the Existing Loan (the "Loan Documents") to allow for the assumption and Lender's release of Seller from its obligations under the Loan Documents. Accordingly, Purchaser, at its sole cost and expense, but no later than the Effective Date of this Purchase Contract, shall submit its application to Lender for Purchaser's assumption of the Existing Loan and the release of Seller from its obligations under the Loan Documents and Purchaser shall provide Seller with proof of Lender's approval of such assumption upon its receipt thereof. If, despite Purchaser's best efforts to expeditiously and diligently initiate and pursue all steps necessary to assume the Existing Loan, Lender does not approve Purchaser's assumption of the Existing Loan, Purchaser shall have the right to terminate this Agreement, and the Purchase Contract shall terminate and be of no further force and effect, subject to and except for Purchaser's liability under Section 5.3, and Escrow Agent shall forthwith deliver the Quitclaim Deed of all of Purchaser's right and interest in the Property to Seller, and then promptly return the Deposit to Purchaser. Additionally, Purchaser shall assume full responsibility to expeditiously and diligently initiate and pursue all steps necessary to obtain the balance of the funds required for settlement (that portion of the Purchase Price to be paid in cash to Seller in excess of the sum of the outstanding principal balance of the Existing Loan) as of the Closing, and Purchaser's assumption of the Existing Loan and acquisition of the remaining balance of such funds shall be a contingency to the Closing. Purchaser agrees to pay all fees and costs required by Lender to assume the Existing Loan, and to execute any and all documents required by Lender in connection with and as necessary for Purchaser to assume the Existing Loan. Seller agrees that Seller's rights in and to all existing reserves held by Lender in connection with the Existing Loan shall be transferred to Purchaser upon the Closing; provided, however, that Seller shall receive a credit for such reserves at Closing. Purchaser agrees that, at the Closing, Seller and any guarantor shall be released from all liability under the Existing Loan, except for so-called environmental and other customary carveouts, as applicable, as more specifically set forth in the documents executed in connection with the Existing Loan with respect to cirumstances arising during the period of Seller's ownership of the Property.
                                   ARTICLE 5
                               FEASIBILITY PERIOD
5.1 Purchaser acknowledges that Purchaser and its agents, contractors, engineers, surveyors, attorneys, and employees ("Consultants") have had the opportunity to enter onto the Property pursuant to that certain Limited Access Agreement entered into by Seller and Purchaser on November 4, 2002. Notwithstanding the foregoing, subject to the terms of Section 5.3 below, for fourteen (14) calendar days following the Effective Date, but in no event later than December 10, 2002 (the "Feasibility Period"), Purchaser and Purchaser's Consultants shall have the right from time to time to enter onto the Property:
5.1.1 To conduct and make any and all customary studies, tests, examinations and inspections, or investigations of or concerning the Property (including without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys).
5.1.2 To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property. 5.1.3 To ascertain and confirm the suitability of the property for Purchaser's intended use of the Property.
5.1.4 To review all Materials (as hereinafter defined) with respect to the Property (other than Seller's proprietary information), including, Materials held by the Property Manager and the Regional Property Manager (as defined in
Section 8.1.4 of the Purchase Contract).
5.2 Purchaser shall have the right to terminate this Purchase Contract for any reason, or no reason, by giving written Notice to Seller and Escrow Agent on or before 5:00 p.m. EST on the date of expiration of the Feasibility Period. If Purchaser exercises such right to terminate, this Purchase Contract shall terminate and be of no further force and effect, subject to and except for Purchaser's liability under Section 5.3, and Escrow Agent shall forthwith deliver the Quitclaim Deed of all of Purchaser's right and interest in the Property to Seller, and then promptly return the Deposit to Purchaser. If Purchaser fails to provide Seller with written Notice of cancellation prior to the end of the Feasibility Period in strict accordance with the Notice provisions of this Purchase Contract, this Purchase Contract shall remain in full force and effect and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in Section 6.6, Section 6.7, Section 6.8, this
ARTICLE 5 and in ARTICLE 9. Notwithstanding the foregoing, during the term of this Purchase Contract, Purchaser shall be permitted access to review the financial and leasing information upon the Property upon reasonable notice to Seller.
5.3 Purchaser shall indemnify and hold Seller harmless for any actions taken by Purchaser and its Consultants on the Property. Purchaser shall indemnify, defend (with attorneys selected by Seller and consented to by Purchaser, which consent shall not be unreasonably withheld) and hold Seller harmless from any and all claims, damages, costs and liability which may arise due to such entries, surveys, tests, investigations and the like. Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests, investigations and the like that in their reasonable judgment could result in any injury to the Property or breach of any agreement, or expose Seller to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Property or Seller's interest therein. No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this ARTICLE 5 at Purchaser's sole cost and expense. Purchaser shall maintain casualty insurance and comprehensive public liability insurance with coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $500,000.00 with respect to property damage, by water or otherwise. The provisions of this Section shall survive the Closing or termination of this Purchase Contract.
5.4 Purchaser shall not permit any mechanic's or materialmen's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted by or for Purchaser. Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property, shall deliver proof of insurance coverage required above to Seller and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Purchase Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its Consultants, agents and employees from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Purchase Contract, including Purchaser's attorneys and representatives, prospective lenders and engineers.
5.5 Purchaser acknowledges that Seller has informed Purchaser that it has delivered to Purchaser copies of all leases, contracts, engineering studies, surveys and other materials (the "Materials") in Seller's possession or control relating to the Property (other than proprietary information of Seller). If the sale of the Property is not closed by the date fixed therefor, Purchaser shall, within five (5) calendar days, return all such Materials to Seller.
                                   ARTICLE 6
                      TITLE/ENVIRONMENTAL & TERMITE REPORTS
6.1 Seller acknowledges that, at its sole cost and expense, Seller shall obtain from FIDELITY NATIONAL TITLE INSURANCE COMPANY, 3D International Tower, 1900 West Loop South, Suite 650, Houston, Texas 77027, Attention Ms. Lolly Avant, Telephone No. (800) 879-1677, Facsimile No. (713) 623-4406 (the "Title
Insurer"), a preliminary title report or commitment (the "Title Commitment") to issue a standard Owner's Policy of Title Insurance (the "Title Policy") insuring Purchaser's title to the Property to be good and indefeasible in the amount of the Purchase Price, subject only to the Permitted Exceptions (described below) and other liens and encumbrances not constituting objections to title in accordance herewith. Purchaser shall be responsible for the cost of any extended coverage and endorsements required for the Title Policy. A copy of the Title Commitment and the documents of record reflected therein and Seller's existing survey (to the extent such survey exists) shall be furnished to the Purchaser and attorney for Seller. On or before the expiration of the Feasibility Period, Purchaser shall give written notice (the "Objection Notice") to the attorneys for Seller of any conditions of title which Purchaser is not obligated to take the Property subject to pursuant to the provisions of this Agreement (the
"Objections") separately specifying and setting forth each of such Objections. Seller shall be entitled to reasonable adjournments of the Closing Date to cure the Objections; provided, however, that any such adjournments shall not exceed thirty (30) days. If Purchaser gives Seller an Objection Notice within the period set forth above, then all matters disclosed on the Title Commitment which are not objected to in such Objection Notice shall be deemed to be Permitted Exceptions. If Purchaser fails to give Seller an Objection Notice within the period set forth above, then all matters disclosed on the Title Commitment shall be deemed to be Permitted Exceptions.
6.2 If Seller gives Purchaser notice (the "Response Notice") that Seller is unable or unwilling to convey title to the Property as required by this Purchase Agreement, Purchaser may, as its exclusive remedy, elect by written notice given to Seller within five (5) days after the Response Notice is given, either (a) to accept such title as Seller is able to convey without any reduction or abatement of the Purchase Price, or (b) to terminate this Purchase Contract in which event the Deposit shall be returned to Purchaser. If Purchaser fails to give notice of its election to terminate this Agreement within such five (5) day period, Purchaser shall be deemed to have waived said Objections and to have elected to proceed to close the transactions contemplated by this Purchase Contract.
6.3 The existence of liens or encumbrances other than the Permitted Exceptions or those which are permitted by this Purchase Contract shall be deemed to be Permitted Exceptions if the Title Insurer will insure Purchaser's title clear of the matter or will insure against the enforcement of such matter out of the Property. Unpaid liens for real estate and personal property taxes for years prior to the fiscal year in which the Closing Date occurs and any other matter which Seller is obligated to pay and discharge at the Closing shall not be deemed objections to title, but the amount thereof chargeable to Seller, plus interest and penalties thereon, if any, shall be deducted from the Purchase Price on the Closing Date and paid to the Title Insurer for the payment of such matters.
6.4  Notwithstanding  the  foregoing,   any  deeds  of  trust  and/or  mortgages
(collectively, "Liens"), other than the Existing Loan, shall be deemed objectionable exceptions, whether Purchaser gives written notice of such or not, and shall be paid off, satisfied, discharged and/or cured by Seller at or before Closing, the same being a material obligation of Seller under this Purchase Contract.
6.5   Intentionally Deleted.
6.6 Seller covenants that it will not voluntarily create or cause any lien or encumbrance to attach to the Property between the date of the Purchase Contract and the Closing Date (other than Leases and Property Contracts in the ordinary course of business); any such monetary lien or encumbrance so attaching by voluntary act of Seller (hereinafter, a "Voluntary Intervening Lien") shall be discharged by the Seller at or prior to Closing on the Closing Date or any postponed Closing Date. Except as expressly provided above, Seller shall not be required to undertake efforts to remove any other lien, encumbrance, security interest, exception, objection or other matter, to make any expenditure of money or institute litigation or any other judicial or administrative proceeding and Seller may elect not to discharge the same; provided, however, if any lien or encumbrance (other than a Voluntary Intervening Lien) attaches to the Property between the date of this Purchase Contract and the Closing Date, Seller shall be required to satisfy or discharge said lien or encumbrance at or prior to the Closing, provided that Seller shall not be required to expend more than $50,000 per lien or encumbrance in connection with such satisfaction or discharge. If the amount required to satisfy or discharge any such lien or encumbrance exceeds $50,000, Purchaser shall have the option of either (a) paying the excess amount over $50,000 required to satisfy or discharge such lien, and proceeding to the Closing, or (b) terminating this Purchase Contract, in which case, the Deposit shall be returned and refunded to Purchaser and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under Section 5.3 of this Purchase Contract. Seller shall have no option to terminate this Purchase Contract if Purchaser has elected to pay the amount in excess of $50,000 to satisfy or discharge such lien or encumbrance.
6.7 Seller shall cause to be prepared a survey for the Property ("Survey") to be delivered to Purchaser and Seller on or before November 27, 2002, subject to the availability of the surveyor to provide the Survey within such time frame. The cost to obtain such Survey and any updates thereto shall be shared by Seller and Purchaser; provided, however, Purchaser's share for the cost of obtaining or updating any such Survey shall not exceed $2,000.00. The Survey and any updates thereto shall constitute the "Survey". The Survey (i) shall be prepared in accordance with and shall comply with the minimum requirements of the ALTA; (ii) shall be in a form, and shall be certified as of a date satisfactory to Title Insurer to enable Title Insurer to delete standard survey exceptions from the title insurance policy to be issued pursuant to the Title Commitments, except for any Permitted Exceptions; (iii) shall specifically show all improvements, recorded easements to the extent locatable, set back lines, and such other matters shown as exceptions by the Title Commitments; (iv) shall specifically show the right of way for all adjacent public streets; (v) shall specifically disclose whether (and, if so, what part of) any of the Property is in an area designated as requiring flood insurance under applicable federal laws regulating lenders; (vi) shall contain a perimeter legal description of the Property which may be used in the special warranty deed; (vii) shall be certified to Purchaser, Purchaser's lender, Seller and Title Insurer as being true and correct; and
(viii) shall certify that the legal description set forth therein describes the same, and comprises all of, the real estate comprising the Property to be purchased by Purchaser pursuant to the terms of this Purchase Contract. In the event the perimeter legal description of the Property contained in the Survey differs from that contained in the deed or deeds by which Seller took title to the Property, the latter description shall be used in the special warranty deed delivered to Purchaser at Closing, and the Survey legal shall be used in a quitclaim deed to the Property which also shall be delivered to Purchaser at Closing.
6.7.1 Should such Survey disclose conditions that give rise to a title exception other than a Permitted Exception, Purchaser shall have the right to object thereto within 5 Business Days of Purchaser's receipt of the Survey, but no later than December 10, 2002 (the "Survey Review Deadline"), in accordance with the procedures set forth in Section 6.1 above regarding Objections and the Objection Notice; provided, however, that in the event the surveyor does not prepare and deliver to Purchaser a Survey by November 27, 2002, Purchaser may extend the date on which it must provide Seller with its Survey Objections to a date which is a one day extension for each day that Purchaser does not receive the Survey within the time frame set forth in Section 6.7, which day-by-day extension period shall not be extended beyond December 13, 2002.
6.7.2 Seller and Purchaser agree to make payment in full of all costs of obtaining Surveys required by Section 6.7 of this Purchase Contract on or before Closing or termination of this Purchase Contract. 6.8 Purchaser, at Purchaser's sole cost and expense, may also cause to be prepared an environmental report for the Property ("Environmental Report") and a termite report for the Property ("Termite Report"). Should either or both the Environmental Report or the
Termite Report disclose conditions that are objectionable to Purchaser, Purchaser shall have the right to terminate this Purchase Contract, by giving written Notice to Seller and Escrow Agent on or before 5:00 p.m. Pacific Standard Time thirty (30) days after the Effective Date of this Purchase
Contract (the "Environmental/Termite Feasibility Deadline"). If Purchaser exercises such right to terminate, this Purchase Contract shall terminate and be of no further force and effect, subject to and except for Purchaser's liability under Section 5.3, and Escrow Agent shall forthwith deliver the Quitclaim Deed of all of Purchaser's right and interest in the Property to Seller, and then promptly return the Deposit to Purchaser. If Purchaser fails to provide Seller with written Notice of cancellation prior to 5:00 p.m. Pacific Standard Time on the Environmental/Termite Feasibility Deadline in strict accordance with the Notice provisions of this Purchase Contract, such failure shall be deemed a waiver of its rights to terminate the Purchase Contract with respect to this
Section 6.8 and this Purchase Contract shall remain in full force and effect and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in
Section 6.6, Section 6.7 and in ARTICLE 9 and the Deposit shall become non-refundable, other than upon Seller's default hereunder in failing to satisfy any condition to Closing or as set forth in Section 6.6 of this Purchase Contract.
                                    ARTICLE 7
                                     CLOSING
7.1 Dates,  Places Of Closing,  Prorations,  Delinquent  Rent and Closing Costs.
7.1.1 Provided that Purchaser has not terminated this Purchase Contract in connection with the terms set forth in Sections 5.2, 6.1, 6.2, 6.7 and 6.8 herein, the Closing shall occur five (5) Business Days following Lender's approval of Purchaser assuming the Existing Loan, but in no event later than January 30, 2003, through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means. 7.1.2 The Closing Date may be extended without penalty at the option of Seller to a date not later than thirty (30) days following the Closing Date specified above to satisfy a condition to be satisfied by Seller, or such later date as is mutually acceptable to Seller and Purchaser. 7.1.3 All normal and customarily proratable items, including, without limitation, Rents (as defined below), receivables (other than those earned entirely by Seller), Property Contracts being assumed by Purchaser, if any, and personal property taxes, shall be prorated as of the Closing Date, Seller being charged or credited, as appropriate, for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date, if assumed by Purchaser) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied deposits of any nature under Tenant leases, if any, shall be transferred by Seller to Purchaser at the Closing. Purchaser shall assume at Closing the obligations under the Property Contracts assumed by Purchaser, provided that any payments under the Property Contracts have been prorated. Any real estate ad valorem or similar taxes or assessments for the Property for the year 2001 shall be paid by Seller. Any real estate ad valorem or similar taxes or assessments for the Property for the year 2002 shall be prorated to the date of Closing in the following manner: Seller shall pay for those taxes and assessments for the period from January 1, 2002 through the date of Closing and Purchaser shall pay for those taxes and assessments for the period after the date of Closing through the end of the year 2002 and thereafter. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for amounts payable during the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year, and shall thereafter be subject to adjustment through the Proration Period. For purposes of this Section 7.1.3 and Section 7.1.4 and
Section 7.1.5 the terms "Rent" and "Rents" shall include, without limitation, all rents, other revenues, fees, or other charges or reimbursements of any nature which are actually paid by Tenants or other occupants of the Property. The provisions of this Section 7.1.3 shall apply during the Proration Period (as defined below). Rents and all related charges shall be prorated based on actual collections as of the Closing Date.
7.1.4 If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (1) year after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given Notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give Notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.
7.1.5 If on the Closing Date any Tenant is in arrears in any Rent payment under any Tenant lease (the "Delinquent Rent"), any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (i) first, to the period of time after the Closing Date, and (ii) second, to the period of time before the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. Any monies received by Seller after closing shall be forwarded to Purchaser for disbursement in accordance with the order of payment provided herein above. After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant (provided, that Seller shall not commence any legal actions or proceedings against any Tenant which continues as a Tenant at the Property after Closing without the prior consent of Purchaser, which will not be unreasonably withheld or delayed), and the delivery of the General Assignment as defined in Section 7.2.1.3 shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller at no cost or liability to Purchaser in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, within seven (7) days after a written request, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller; provided, however, that Purchaser's obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant lease with an existing Tenant or evict any existing Tenant from the Property. The provisions of this Section 7.1.5 shall apply during the Proration Period. 7.1.6 Seller shall pay the cost of all transfer taxes (e.g., excise stamp taxes) and Purchaser shall pay the cost of all recording costs with respect to the Closing. Seller and Purchaser shall share equally in the costs of the Escrow Agent for escrow fees.
7.1.7 Purchaser shall pay any and all costs required by Lender for Purchaser's assumption of the Existing Loan on the Property. 7.2 Items To Be Delivered Prior To Or At Closing.
7.2.1 Seller. At Closing, Seller shall deliver to the Escrow Agent, each of the following items, as applicable:

                  Special Warranty Deed in the form attached as Exhibit 7.2.1.1 and, if applicable, a quitclaim deed as set forth in Section 6.7 hereof, to Purchaser. The acceptance of such deed(s) at Closing, shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Purchase Contract, except for those that this Purchase Contract specifically provides shall survive Closing.
7.2.1.2 Bill of Sale in the form attached as Exhibit 7.2.1.2 covering all Property Contracts, Leases, Permits (other than Excluded Permits) and Fixtures and Tangible Personal Property required to be transferred to Purchaser with respect to such Property. Purchaser shall countersign the same so as to effect an assumption by Purchaser of, among other things, Seller's obligations thereunder.
7.2.1.3 General Assignment (to the extent assignable and in force and effect), in the form attached as Exhibit 7.2.1.3 of all of Seller's right, title and interest in and to the Miscellaneous Property Assets, subject to any required consents. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.
7.2.1.4     A closing statement executed by Seller.
7.2.1.5 A title affidavit or at Seller's option an indemnity, as applicable, in the customary form reasonably acceptable to Seller to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Purchase Contract (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Purchase Contract; and 7.2.1.6 A certification of Seller's non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended. 7.2.1.7 Except for the items expressly listed above to be delivered at Closing, delivery of any other required items shall be deemed made by Seller to Purchaser, if Seller leaves such documents at the Property in their customary place of storage or in the custody of Purchaser's representatives.

                  Intentionally Omitted.

7.2.1.9 A list certified to the best of Seller's knowledge, disclosing (i) any known current pending and/or threatened litigation affecting the Property and
(ii) any known building code violations or notices of building code violations received prior to Closing that have not been cured. 7.2.1.10 Evidence that the management agreement for Seller's manager has been terminated.
7.2.1.11 A rent roll for the Property certified by Seller, but limited to Seller's knowledge, listing the monthly base rent payable, lease expiration date and unapplied security deposit as of the Closing Date. 7.2.1.12 Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing Seller's authority to consummate this transaction.
7.2.1.13 To the extent in Seller's possession or control, originals or copies of the Leases and Property Contracts, lease files, warranties, guaranties, operating manuals, keys to the property, Seller's books and records (other than proprietary information) regarding the Property. 7.2.1.14 Seven days prior to Closing, Seller shall deliver to Purchaser a current rent roll on Seller's standard form, certified to Seller's knowledge. 7.2.1.15 Within three (3) days after receipt of a written request from Purchaser, Seller shall deliver to Purchaser any concession, leasing activity or rent delinquency reports then currently being prepared by Seller on its computer system.
7.2.1.16 Seller shall promptly deliver to Purchaser any written notices of building code violations that Seller may receive prior to Closing. 7.2.2
Purchaser: At Closing, Purchaser shall deliver to the Title Company (for disbursement to Seller upon the Closing) the following items with respect to the Property being conveyed at such Closing: 7.2.2.1 The full Purchase Price as required by ARTICLE 3 hereof plus or minus the adjustments or prorations required by this Purchase Contract. If at Closing there are any liens or encumbrances on the Property that Seller is obligated or elects to pay and discharge, Seller may use any portion of the Purchase Price for the Property(s) to satisfy the same, provided that Seller shall have delivered to Title Company, on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record (or, as to any mortgages or deeds of trust, appropriate payoff letters, acceptable to the Title Insurer), together with the cost of recording or filing such instruments. Purchaser, if request is made within a reasonable time prior to Closing, agrees to provide at Closing separate certified or cashier's checks as requested, aggregating not more than the amount of the balance of the portion of Purchase Price, to facilitate the satisfaction of any such liens or encumbrances. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.
7.2.2.2     A closing statement executed by Purchaser.
7.2.2.3 A countersigned counterpart of the Bill of Sale in the form attached as Exhibit 7.2.1.2.
7.2.2.4 A countersigned counterpart of the General Assignment in the form attached as Exhibit 7.2.1.3.
7.2.2.5 Such other instruments, documents or certificates as are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Purchase Contract.
                                   ARTICLE 8
                  REPRESENTATIONS, WARRANTIES AND COVENANTS
                             OF SELLER AND PURCHASER
8.1 Representations, Warranties and Covenants Of Seller. 8.1.1 For the purpose of inducing Purchaser to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date: 8.1.1.1 Seller hereby acknowledges that as of the Effective Date Seller is not in good standing under the laws of the state of its formation, and Seller is currently taking all measures necessary and appropriate to obtain its reinstatement under the laws of the state of its formation; and at the Closing shall have the power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to the Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Purchase Contract, and the consummation of the transactions contemplated by this Purchase Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any purchase contract to which Seller is a party or by which Seller is otherwise bound. Seller has not made any other purchase contract for the sale of, or given any other person the right to purchase, all or any part of any of the Property;
8.1.1.2 Seller owns insurable, fee title to the Property, including all real property contained therein required to be sold to Purchaser, subject only to the Permitted Exceptions (provided, however, that if this representation is or becomes untrue, subject to Section 6.6, Purchaser's remedies shall be limited to accepting such title as Seller is able to convey without any reduction or abatement of the Purchase Price, or terminating this Purchase Contract, in which event the Deposit shall be returned to Purchaser and Seller shall have no other liability as a result thereof, either before or after Closing); 8.1.1.3 There are no adverse or other parties in possession of the Property, except for occupants, guests and tenants under the Leases (provided, however, that if this representation is or becomes untrue, Purchaser's remedies shall be limited to the remedies set forth in Section 8.1.1.2). Seller shall (i) not enter into any new leases on the Property for a term of less than one year, and (ii) not agree to any new rent rebate, discount or other concession to any tenant under the Leases which will extend beyond the Closing Date (and if any rent rebate, discount or other concession to any tenant under the Leases extends beyond the Closing Date, Purchaser shall receive a credit at Closing for such amount that survives after Closing); 8.1.1.4 The joinder of no person or entity other than Seller is necessary to convey the Property, fully and completely, to Purchaser at Closing, or to fulfill Seller's obligations and Seller has all necessary right and authority to convey and assign to Purchaser all contract rights and warranties required to be conveyed and assigned to Purchaser hereunder; 8.1.1.5 Purchaser has no duty to collect withholding taxes for Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended, or if such duty to withhold taxes exists, such withholding shall be performed by Escrow Agent;
8.1.1.6 To Seller's knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against the Property, as applicable; 8.1.1.7 Seller has no knowledge of any claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing any of the Property, as applicable, caused by Seller and which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against any of the Property, as applicable; 8.1.1.8 To Seller's knowledge, Seller has not received any written notice of any proposed taking, condemnation or special assessment with respect to the Property; 8.1.1.9 To Seller's knowledge, Seller has not received any written notice of any uncured violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting the Property; 8.1.1.10 To Seller's knowledge, Seller has not received any written notice of any default by Seller under any of the Property Contracts that will not be terminated on the Closing Date; 8.1.1.11 Seller agrees to maintain its existing insurance policies covering the Property in full force and effect through the Closing Date, to continue to maintain the Property as Seller has been operating the Property immediately prior to the Effective Date, and to cause any of the units on the Property that are vacant as of five days prior to the Closing Date to be in "rent ready" condition on the Closing Date; 8.1.1.12 To Seller's knowledge, all documents relating to the Property that were delivered by Seller to Purchaser in connection with this Purchase Contract, are true, correct and complete in all material respects, and none contain any untrue statement of a material fact or omit to state a material fact; 8.1.1.13 Seller has not received any written notices of building code violations which have not been cured; and 8.1.1.14 To the extent a Property Contract exists that is not disclosed to Purchaser during the Feasibility Period and cannot be canceled on thirty days or less notice, Seller shall be responsible for canceling such Property Contract and shall pay any termination fee or penalty for such cancellation, if any. 8.1.2 Except for the representations and warranties expressly set forth above in Subsection 8.1.1, the Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is not relying upon any information provided by Seller or Broker or statements, representations or warranties, express or implied, made by or enforceable directly against Seller or Broker, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, any state, federal, county or local law, ordinance, order or permit; or the suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the deeds conveying the Property and the representations set forth above). Purchaser represents and warrants that as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies, reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, including, without limitation, the offering prepared by Broker, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against Seller, Seller's partners or affiliates or any of their respective partners, officers, directors, participants, employees, contractors, attorneys, consultants, representatives, agents, successors, assigns or predecessors-in-interest. Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Property. Purchaser acknowledges and agrees that no representation has been made and no responsibility  is  assumed  by  Seller  with  respect  to  current  and  future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or tenants. Except as otherwise set forth herein, Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Purchase Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the deed(s) with or without such tenants in possession and without any allowance or reduction in the Purchase Price under this Purchase Contract. Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters, except as provided in Section
8.1.3 below. 8.1.3 Seller agrees that Purchaser shall be entitled to rely on the foregoing representations and warranties made by Seller herein and that Purchaser has so relied. Seller and Purchaser agree that those representations and warranties contained in Section 8.1 shall survive Closing for a period of one (1) year (the "Survival Period"). Seller shall have no liability after the Survival Period with respect to the representations and warranties contained herein except to the extent that Purchaser has filed a lawsuit against Seller during the Survival Period for breach of any representation or warranty, and Seller's liability with respect thereto shall be limited to the actual losses of Purchaser, but in no event greater than $485,000.00 in the aggregate. Nothing contained herein shall be intended to limit Seller's liability in the event of a fraudulent breach of representation by Seller. In the event that Seller breaches any representation contained in Section 8.1 and Purchaser had knowledge of such breach prior to the Closing Date, Purchaser shall be deemed to have waived any right of recovery, and Seller shall not have any liability in connection therewith. 8.1.4 Representations and warranties above made to the knowledge of Seller shall not be deemed to imply any duty of inquiry. For purposes of this Purchase Contract, the term Seller's "knowledge" shall mean and refer to only actual knowledge of the Designated Representative (as hereinafter defined) of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual personal liability. As used herein, the term Designated Representative shall refer to Karen Roberts of Apartment Investment & Management Company ("AIMCO"), as the on-site property manager (the "Property Manager"), and Nancy Ferrill, the Regional Property Manager handling this Property at AIMCO (the "Regional Property Manager"). 8.2 Representations And Warranties Of Purchaser 8.2.1 For the purpose of inducing Seller to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date: 8.2.2 With respect to Purchaser and its business, Purchaser represents and warrants, in particular, that: 8.2.2.1 Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Ohio. 8.2.2.2 Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Purchase Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's officers or members are required to so empower or authorize Purchaser. 8.2.2.3 No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller. 8.2.2.4 Purchaser is duly authorized to execute and deliver, acting through its duly empowered and authorized officers and members, respectively, and perform this Purchase Contract and all documents and instruments and transactions contemplated hereby or incidental hereto, and such execution, delivery and performance by Purchaser does not (i) violate any of the provisions of its certificates of formation or bylaws, (ii) violate any provision of any law, governmental rule or regulation currently in effect, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect that names or is specifically directed at Purchaser or its property, and (iv) require the consent, approval, order or authorization of, or any filing with or notice to, any court or other governmental authority. 8.2.2.5 The joinder of no person or entity other than Purchaser is necessary to consummate the transactions to be performed by Purchaser and Purchaser has all necessary right and authority to perform such acts as are required and contemplated by this Purchase Contract. 8.2.3 Purchaser has not dealt with any broker, finder or any other person, in connection with the purchase of or the negotiation of the purchase of the Property that might give rise to any claim for commission against Seller or lien or claim against the Property. 8.2.4 Intentionally Omitted.
                                    ARTICLE 9
                         CONDITIONS PRECEDENT TO CLOSING
9.1 Purchaser's obligation to close under this Purchase Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:
9.1.1 All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser; 9.1.2 Each of the representations, warranties and covenants of Seller contained herein shall be true in all material respects as of the Closing Date (and Purchaser shall be permitted to perform an inspection of the Property immediately prior to the Closing Date to verify same); 9.1.3 Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder; 9.1.4 Neither Seller nor Seller's general partner shall be a debtor in any bankruptcy proceeding or shall have been in the last 6 months a debtor in any bankruptcy proceeding; 9.1.5 A taking of all or any part of the Property must not have been commenced or threatened in writing; 9.1.6 The physical occupancy level of the Property shall not be less than eighty-six percent (86%); 9.1.7 Seller shall have terminated any Property Contracts which are not being assumed by Purchaser as of the Closing Date (and which are capable of being terminated by Seller without penalty or cost to Seller, except that Seller shall terminate any Property Contract not disclosed to Purchaser during the Feasibility Period that cannot be canceled on thirty days notice or less, as set forth in Section 8.1.1.14); 9.1.8 Except for depletions in the ordinary course of business of any particular item with a value of less than Two Hundred Dollars ($200.00), Seller shall have replaced any Fixtures and Tangible Personal Property with a value of more than Two Hundred Dollars ($200.00) that have been depleted, and if such condition has not been satisfied, Seller and Purchaser shall use best efforts to agree upon a credit to Purchaser at the Closing for any such item that was depleted and not replaced. 9.1.9 Any units on the Property that are vacant as of five (5) calendar days prior to the Closing Date shall be in "rent ready" condition on the Closing Date, and if such condition has not been satisfied, Seller and Purchaser shall use best efforts to agree upon a credit to Purchaser at the Closing for any unit which is not rent ready. For purposes of this Section, the term "rent ready" shall mean that such units are broom clean, repainted if necessary, contain operational appliances and are otherwise ready to rent in accordance with the customary standards of maintenance for the Property then in effect as of the Effective Date.

      Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth above. If any of the above conditions are not satisfied, then notwithstanding anything to the contrary contained in this Purchase Contract, Purchaser may, at its option (a) waive such condition and proceed to Closing and accept title to the Property with an agreed upon offset or deduction from the Purchase Price (assuming Seller and Purchaser can agree upon such offset or deduction amount, and neither party has any obligation to come to an agreement), (b) waive such condition and proceed to Closing and accept title to the Property without any offset or deduction from the Purchase Price, or (iii) notify Seller of Purchaser's election to terminate this Purchase Contract and receive a return of the Deposit from the Escrow Agent.
9.2 Without limiting any of the rights of Seller elsewhere provided for in this Purchase Contract, Seller's obligation to close with respect to conveyance of a particular Property under this Purchase Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:
9.2.1 Purchaser's representations and warranties set forth in this Purchase Contract shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date and as of the Effective Date as though such representations and warranties were made at and as of such date and time.
9.2.2 Purchaser shall have fully performed and complied with all covenants, conditions, and other obligations in this Purchase Contract to be performed or complied with by it at or prior to Closing including, without limitation, payment in full of the Purchase Price.
9.2.3 There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser. 9.2.4 If applicable, Purchaser shall have produced evidence reasonably satisfactory to Seller of Purchaser's compliance with Hart-Scott-Rodino Act requirements or of the non-applicability thereof to the transactions contemplated by this Purchase Contract.
                                    ARTICLE 10
                                    BROKERAGE
10.1 Seller represents and warrants to Purchaser that it has dealt only with CB Richard Ellis ("Broker") in connection with this Purchase Contract. Seller and Purchaser each represents and warrants to the other that other than Broker it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Purchase Contract, and each party agrees to indemnify the other party from and against all claims for brokerage commissions and finder's fees arising from or attributable to the acts or omissions of the indemnifying party. 10.2 Seller agrees to pay Broker a commission according to the terms of a separate agreement. Seller's Broker shall not be deemed a party or third party beneficiary of this Purchase Contract.
10.3 Broker assumes no responsibility for the condition of the Property or representation for the performance of this Purchase Contract by the Seller or Purchaser.
                                    ARTICLE 11
                                   POSSESSION
11.1 Possession of the Property subject to the Permitted Exceptions shall be delivered to Purchaser at the Closing, subject to Purchaser's right of entry for inspection as set forth in ARTICLE 5.
                                   ARTICLE 12
                              DEFAULTS AND REMEDIES
12.1 In the event Purchaser terminates this Purchase Contract (i) after the Feasibility Period, (ii) after its receipt of Lender's approval to assume the Existing Loan, (iii) prior to the Environmental/Termite Feasibility Deadline for any reason other than environmental or termite conditions on the Property, (iv) prior to the Survey Review Deadline for any reason other than Purchaser's Objections to the Survey, (v) following the Environmental/Termite Feasibility Deadline, or (vi) following the Survey Review Deadline, for any reason other than Seller's inability to convey title as required by this Purchase Contract, or defaults hereunder on or prior to the Closing Date and consummation of the Closing does not occur by reason of such termination or default by Purchaser, Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer. Therefore, Seller and Purchaser hereby agree that, except for the Purchaser's obligations to Seller under
Section 5.3, the reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser terminates this Purchase Contract or defaults hereunder on or prior to the Closing Date is and shall be, as Seller's sole remedy (whether at law or in equity), the right to receive from the Escrow Agent and retain the full amount of the Deposit. The payment and performance of the above as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law and is intended to settle all issues and questions about the amount of damages suffered by Seller in the applicable event, except only for damages under Section 5.3 above, irrespective of the time when the inquiry about such damages may take place. Upon any such failure by Purchaser hereunder, this Purchase Contract shall be terminated, and neither party shall have any further rights or obligations hereunder, each to the other, except for the Purchaser's obligations to Seller under Section 5.3 above, and the right of Seller to collect such liquidated damages to the extent not theretofore paid by Purchaser.
12.2 Provided that Purchaser has not terminated this Purchase Contract and is not otherwise in default hereunder, if the Closing does not occur as a result of Seller's default hereunder, Purchaser's sole remedy shall be to elect to either
(a) terminate this Purchase Contract and receive reimbursement of the Deposit or
(b) enforce specific performance of this Purchase Contract. In the event Purchaser is unable to enforce the remedy of specific performance after using commercially reasonable efforts to seek to enforce such remedy, then in lieu of obtaining specific performance, Purchaser shall have the right to bring suit for damages against Seller in an amount not to exceed $250,000.00 in addition to receiving reimbursement of the Deposit.
                                   ARTICLE 13
                            RISK OF LOSS OR CASUALTY
13.1 In the event that the Property is damaged or destroyed by fire or other casualty prior to Closing, and the cost of repair is more than $300,000, then Seller will have no obligation to repair such damage or destruction and, at Purchaser's option, this Agreement shall terminate. In the event Purchaser elects not to terminate this Agreement, this transaction shall be closed in accordance with the terms of this Agreement, notwithstanding any such damage or destruction and Purchaser shall receive all insurance proceeds pertaining thereto (plus a credit against the Purchase Price in the amount of any deductible payable by Seller in connection therewith) at Closing. 13.2 In the event that the Property is damaged or destroyed by fire or other casualty prior to the Closing, and the cost of repair is less than $300,000, this transaction shall be closed in accordance with the terms of this Agreement, notwithstanding the damage or destruction; provided, however, Seller shall make such repairs if they can be reasonably effected before the Closing. If Seller is unable to effect such repairs, then Purchaser shall receive all insurance proceeds pertaining thereto (plus a credit against the Purchase Price in the amount of any deductible payable by Seller in connection therewith) at Closing.
                                   ARTICLE 14
                                  RATIFICATION

14.1 This Purchase Contract shall be null and void unless fully executed by Purchaser and Seller on or before November 26, 2002.
                                   ARTICLE 15
                                 EMINENT DOMAIN

15.1 In the event that at the time of Closing all or any part of the Property is (or has previously been) acquired, or is about to be acquired, by authority of any governmental agency in purchase in lieu thereof (or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Purchase Contract by giving written Notice within Fifteen (15) days of Purchaser's receipt from Seller of the occurrence of such event and recover the Deposit hereunder, or to settle in accordance with the terms of this Purchase Contract for the full Purchase Price and receive the full benefit of any condemnation award. It is expressly agreed between the parties hereto that this paragraph shall in no way apply to customary dedications for public purposes which may be necessary for the development of the Property.
                                   ARTICLE 16
                                  MISCELLANEOUS
16.1  Exhibits And Schedules

            All Exhibits and Schedules, whether or not annexed hereto, are a part of this Purchase Contract for all purposes.
16.2  Assignability

            Subject to Section 16.18, this Purchase Contract is not assignable without first obtaining the prior written approval of the non-assigning party, except that Purchaser may assign all or an undivided interest in this Purchase Contract to one or more entities so long as (i) Purchaser or its affiliate retains the rights to manage the Property, (ii) Purchaser is not released from its liability hereunder, and (iii) Seller receives notice of such assignment promptly when made.
16.3  Binding Effect

            This Purchase Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.
16.4  Captions

            The captions, headings, and arrangements used in this Purchase Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.
16.5  Number And Gender Of Words

            Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.
16.6  Notices

            All Notices, demands, requests and other communications required pursuant to the provisions of this Purchase Contract ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or a nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the fifth (5th) business day following the date of mailing, or (iv) if sent by telecopier, then on the actual date of delivery (as evidenced by a telecopier confirmation) provided that a copy of the telecopy and confirmation is also sent by U.S. mail, addressed as follows:

            If to Seller:                     If to Purchaser:

            LA FONTENAY, L.L.C.               CONNOR & MURPHY LTD.
            2000 South Colorado Boulevard     1225 East Alex-Bell Road
            Tower Two, Suite 2-1000           Centerville, Ohio  45459
            Denver, Colorado 80222            Attn: Mr. Larry Connor
            Attn:  Mr. Harry Alcock           Facsimile No. (937) 434-6215
            Facsimile No. (303) 300-3282
                  And
                                                    With a copy to
            AIMCO
            2000 South Colorado Boulevard     PICKREL, SCHAEFFER AND EBELING
            Tower Two, Suite 2-1000           2700 Keetering Tower
            Denver, Colorado 80222            40 N. Main Street
            Attn:  Mr. Pat Stucker and        Dayton, Ohio  45423
                   Mr. Mark Reoch Attn:  Jon  Rosemeyer,  Esq.  Facsimile No.
            (303) 300-3261 Facsimile No.     (937) 223-0339

                  With a copy to

            Loeb & Loeb, LLP
            1000 Wilshire Boulevard, Suite
            1600
            Los Angeles, California 90017
            Attn:  Andrew S. Clare, Esq. and
                      Karen  Higgins, Esq.
            Facsimile No. (213) 688-3460

      Any of the parties may designate a change of address by Notice in writing to the other parties. Whenever in this Purchase Contract the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.
16.7  Governing Law And Venue

            The laws of the State of Kentucky shall govern the validity, construction, enforcement, and interpretation of this Purchase Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Purchase Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in the United States District Court for the district in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court. 16.8 Entirety And Amendments

            This Purchase Contract embodies the entire Purchase Contract between the parties and supersedes all prior Purchase Contracts and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.
16.9  Severability

            If any provision of this Purchase Contract is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. The Purchase Contract shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Purchase Contract; and the remaining provisions of this Purchase Contract shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Purchase Contract. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Purchase Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.
16.10 Multiple Counterparts

            This  Purchase  Contract  may be executed  in a number of  identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Purchase Contract. In making proof of this Purchase Contract, it shall not be necessary to produce or account for more than one such counterparts.
16.11 Further Acts

In addition to the acts and deeds recited herein and contemplated and performed, executed and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.
16.12 Construction

            No provision of this Purchase Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Purchase Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.
16.13 Confidentiality

            Purchaser  shall not disclose the terms and conditions  contained in this Purchase Contract, shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Purchase Contract (i) as required by law, (ii) to consummate the terms of this Purchase Contract, or any financing relating thereto, or (iii) to Purchaser's or Seller's lenders, attorneys and accountants. Any information provided by Seller to Purchaser under the terms of this Purchase Contract is for informational purposes only. In providing such information to Purchaser, Seller makes no representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded. Purchaser shall not in any way be entitled to rely upon the accuracy of such information. Such information is also confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion.
16.14 Time Of The Essence

            It is expressly agreed by the parties hereto that time is of the essence with respect to this Purchase Contract.
16.15 Cumulative Remedies And Waiver

            No remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies herein conferred or referred, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Purchase Contract. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Purchase Contract shall be established by conduct, custom, or course of dealing. 16.16 Litigation Expenses

            In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation. 16.17 Time Periods

            Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.
16.18 Like Kind Exchange
16.18.1 At Seller's sole cost and expense, Seller may structure the sale of the Property to Purchaser as a Like Kind Exchange under Internal Revenue Code
Section 1031 whereby Seller will acquire certain property (the "Like Kind Exchange Property") in conjunction with the sale of the Property ("Seller's Like Kind Exchange"). Purchaser shall cooperate fully and promptly with Seller's conduct of Seller's Like Kind Exchange, provided that all costs and expenses generated in connection with Seller's Like Kind Exchange shall be borne solely by Seller, and Purchaser shall not be required to take title to or contract for the purchase of any other property. If Seller uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Purchaser. In no event shall the Closing Date be delayed by Seller's Like Kind Exchange. Seller shall indemnify and hold harmless Purchaser from and against any and all liability arising from and out of Seller's Like Kind Exchange.
16.18.2 At Purchaser's sole cost and expense, Purchaser may structure the purchase of the Property as a Like Kind Exchange under Internal Revenue Code
Section 1031 ("Purchaser's Like Kind Exchange"). Seller shall cooperate fully and promptly with Purchaser's conduct of Purchaser's Like Kind Exchange, provided that all costs and expenses generated in connection with Purchaser's Like Kind Exchange shall be borne solely by Purchaser, and Seller shall not be required to take title to or contract for the purchase of any other property. If Purchaser uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Purchaser hereunder shall not relieve, release or absolve Purchaser of its obligations to Seller. In no event shall the Closing Date be delayed by Purchaser's Like Kind Exchange. Purchaser shall indemnify and hold harmless Seller from and against any and all liability arising from and out of Purchaser's Like Kind Exchange.
16.19 No Personal Liability of Officers, Trustees or directors of Seller's Partners

            Purchaser acknowledges that this Agreement is entered into by Seller which is a [Delaware limited partnership], and Purchaser agrees that no individual officer, trustee, director or representative of the partners of Seller shall have any personal liability under this Agreement or any document executed in connection with the transactions contemplated by this Agreement.
16.20 No Exclusive Negotiations

            Seller shall have the right, at all times prior to the expiration of the later of the Environmental/Termite Feasibility Deadline and the Survey Review Deadline, to solicit backup offers and enter into discussions, negotiations, or any other communications concerning or related to the sale of the Property with any third-party; provided, however, that such communications are subject to the terms of this Agreement, and that Seller shall not enter into any contract or binding agreement with a third-party for the sale of the Property unless such agreement is contingent on the termination of this Agreement without the Property having been conveyed to Purchaser.
16.21 Employee Solicitation

            After expiration of the Feasibility  Period,  provided Purchaser has not terminated this Purchase Contract, Purchaser shall have the right to interview persons employed by Seller for the sole purpose of potentially employing those persons after the Closing.
                                   ARTICLE 17
                           LEAD-BASED PAINT DISCLOSURE
17.1 Seller and Purchaser hereby acknowledge delivery of the Lead Based Paint Disclosure attached as Exhibit 17.1 hereto. 17.1.1 Using reasonable and customary efforts, Seller shall (a) perform any testing (the "Testing") required at the Property with respect to lead-based paint in accordance with the requirements of the Consent Contract (the "Consent Contract") by and among the United States Environmental Protection Agency, the United States Department of Housing and Urban Development, and Apartment Investment and Management Company ("AIMCO"), and (b) if required under the Consent Contract, as determined by Seller and its counsel in their sole and absolute discretion, remediate or abate (the "Remediation") any lead-based paint condition at the Property prior to the Closing using reasonable and customary efforts. In the event that Seller does not complete such Testing or Remediation, if any is required under the Consent Contract, prior to the Closing, Seller shall initiate, continue or complete such Testing or Remediation, if any is required under the Consent Contract, promptly after Closing. Purchaser shall provide Seller with full and unimpeded access to the Property (subject to the rights of Tenants under the Leases), including, without limitation, access to all units located thereon, for the purposes of completing such Testing or Remediation, if any is required under the Consent Contract, and Purchaser shall fully cooperate with Seller regarding and allow Seller to perform such Testing or Remediation, if any is required under the Consent Contract, as determined by Seller and its counsel in their sole and absolute discretion, including, without limitation, allowing any alterations to the Property, to comply with the Consent Contract, until such time as such Testing or Remediation, if any is required under the Consent Contract, has been completed. Seller shall provide 72 hours' written and oral notice to Purchaser in the event that access to a unit is required to perform such Testing or Remediation, if any is required under the Consent Contract; provided, however, Seller's obligations hereunder after Closing shall be contingent on Purchaser's compliance herewith, and Seller shall be relieved of all liability and obligations regarding such Testing or Remediation or otherwise under the Consent Contract, if any is required under the Consent Contract, as a result of any failure by Purchaser to comply with this Section. Purchaser acknowledges and agrees that (1) after Closing, the Purchaser and the Property shall be subject to the Consent Contract and the provisions contained herein related thereto; (2) after Closing, Purchaser agrees to undertake the obligations required by the Consent Agreement; (3) that Seller will need necessary access to the Property to comply with the requirements of the Consent Contract; (4) that Purchaser will provide such access to the Property after Closing so that Seller can comply with the requirements of the Consent Contract; and (5) that Purchaser shall not be deemed to be a third party beneficiary to the Consent Contract. Subject to Seller's Remediation, Seller shall restore the Property to its condition existing immediately prior to the Testing and Remediation, and Seller shall be liable for all damage or injury to any person or property resulting from, or arising out of any such testing or Remediation by Seller, whether occasioned by any act of Seller, or its employees, agents, representatives or contractors, and Seller shall hold harmless Purchaser and its agents, employees, officers, directors, and affiliates, from any liability resulting therefrom. This indemnification by Seller shall survive the Closing or the termination of this Purchase Contract, as applicable. By execution hereof, Purchaser further acknowledges receipt of notice in writing of the existence of the Consent Contract and receipt of a copy thereof. The provisions of this Section shall survive the termination of this Purchase Contract, and if not so terminated, the Closing and the delivery of the Deed to Purchaser.

      NOW WHEREFORE, the parties hereto have executed this Purchase Contract as of the date first set forth above.


                                Seller:

                                LA FONTENAY, L.L.C., a South Carolina limited liability company

                                By: Davidson Diversified Real Estate II,
                                    L.P., a Delaware limited partnership


                                    By:  Davidson Diversified Properties, Inc.,
                                         a Tennessee corporation, its General
                                         Partner


                                    By:  /s/ Harry Alcock
                                   Name: Harry Alcock
                                Title:   Executive Vice President


                                   Purchaser:


                                CONNOR & MURPHY LTD.,
                                an Ohio limited liability company

                                 By:     /s/ James R. Murphy
                                 Name:   James R. Murphy
                                Title:   Member

                                ACKNOWLEDGEMENTS


STATE OF __Colorado __________)

                              )
COUNTY OF ___Denver_________  )

            The foreging  instrument was acknowledged before me this _26th____
day of _November__, 2002, by __Harry Alcock_____ as _Exec. Vice Pres.___ of __Davidson Diversified Properties, Inc._, a _Tennessee__corporation, as _general partner of _Davidson Diversified Real Estate II, L.P._, a _Delaware
limited   partnership_____,   for  and  on   behalf  of  the   _seller,   La
Fontenay,_L.L.C._

      My commission expires:  7/27/06

{Affix Notary Seal} /s/Marcey K. Anderson_____________
                    NOTARY PUBLIC



STATE       OF  __Ohio______________)
                                    )

COUNTY OF _Montgomery___________    )

            The foreging instrument was acknowledged before me this __26th___ day of _November_, 2002, by _James R. Murphy____ as __ __ member________________ of _Connor & Murphy, Ltd.___, a __Ohio Limited Liability Company___, for and on behalf of the _Connor & Murphy, Ltd.__.

      My commission expires:  August 6, 2006
{Affix Notary Seal} /s/Deborah Schmidt
                    NOTARY PUBLIC



                                          Deborah Schmidt, Notary Public
                                          In and for the State of Ohio
                                          My Commission Expires Aug. 6, 2006

                                                                    EXHIBIT 10.5


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made as of the 22 day of January 2003, between CONNOR & MURPHY, LTD., an Ohio limited liability company ("Assignor"), and LAFONTENAY APARTMENTS, LLC, an Ohio limited liability company ("Assignee"), under the following circumstances:

            A. Assignor, as Purchaser, entered into a Purchase and Sale Contract with La Fontenay, L.L.C., a South Carolina limited liability company ("Seller"), dated November 26, 2002 (the "Contract"), for the sale and purchase of the real property described in Exhibit "A" attached to the Contract.

            B. Assignor desires to assign the Contract to Assignee, and Assignee desires to accept and assume the Contract.

      NOW,  THEREFORE,   for  valuable   consideration  paid,  the  receipt  and
sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Assignor assigns to Assignee all of Assignor's right, title and interest in and to the Contract and the Property.

      2. Assignor represents and warrants that (a) the Contract is in full force and effect, (b) the Contract has not been modified or amended, (c) Assignor has paid all sums required by the Contract to be paid by Assignor, and Assignor is not otherwise in default of any obligations under the Contract, (d) Assignor has no setoffs or claims against Seller arising out of the Contract and (e) there are no existing defaults by Seller under the Contract.

      3. Assignee assumes and agrees to perform all the terms and conditions of the Contract that are to be observed and performed by Assignor from and after the date of this Assignment, and Assignee agrees to indemnify and hold harmless Assignor from any and all claims, damages, losses and expenses that may arise out of, or in respect of, the Contract, from and after this date. Provided, however, that Assignor shall not be released from its liability under the Contract."

      EXECUTED as of the date first written above.


                                    CONNOR & MURPHY, LTD.


                                    By:   /s/ James R. Murphy
                                          James R. Murphy, Member

                                    LA FONTENAY APARTMENTS, LLC


                                    By:   /s/ Lawrence S. Connor
                                          La Fontenay Managers, LLC, its sole
                                          Member


                                    By:   /s/ Lawrence S. Connor
                                          CMT II Advisors, LLC, its sole Member


                                    By:   /s/ Lawrence S. Connor
                                          Mount Everest Group, LLC, its Manager


                                    By:   /s/ Lawrence S. Connor
                                          Lawrence S. Connor, Manager